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                                 EXHIBIT INDEX


9.        Opinion of Counsel and Consent

10.1 Consent of Independent Registered Public Accounting Firm for RiverSource(R) FlexChoice Select Variable Annuity

10.2 Consent of Independent Registered Public Accounting Firm for RiverSource(R) FlexChoice Variable Annuity

10.3 Consent of Independent Registered Public Accounting Firm for RiverSource(R) AccessChoice Select Variable Annuity

10.4 Consent of Independent Registered Public Accounting Firm for Evergreen Pathways(SM) Variable Annuity

10.5 Consent of Independent Registered Public Accounting Firm for Evergreen Pathways(SM) Select Variable Annuity

10.6 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage Choice(SM) Variable Annuity

10.7 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage Choice(SM) Select Variable Annuity

10.8 Consent of Independent Registered Public Accounting Firm for Evergreen Privilege(SM) Variable Annuity